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                                                                    EXHIBIT 21.1

                     RDM SPORTS GROUP, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                       JURISDICTION
NAME                                                                                OF INCORPORATION
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
RDM Holdings, Inc., formerly known as Roadmaster Corporation, Inc.                      Delaware
International Sports and Fitness, Inc.                                                  Delaware
RDM Sports & Leisure, Inc., formerly known as Roadmaster Leisure, Inc.               Ontario, Canada
Roadmaster Limited                                                                   United Kingdom
RDM Environmental Remediation Management, Inc.,
         formerly known as Roadmaster Service Corp.                                     Delaware
Hutch Sports USA, Inc.                                                                  Delaware
TQ, Inc.                                                                                Kentucky
NWR, Inc., formerly known as Nelson/Weather-Rite, Inc.                                  Delaware
Willow Hosiery Co., Inc.                                                                New York
AWTC, Inc. formerly known as Actava World Trade Corporation                             Delaware
Diversified Products Corporation                                                        Alabama
Diversified Trucking Corp.                                                              Alabama
Sports Group, Inc.                                                                      Alabama
Roadmaster North America Corporation                                                    Delaware
Flexible Flyer Toys, Inc.                                                               Delaware
AA Funding Co.                                                                          Delaware

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